UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2016

REXNORD CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

247 Freshwater Way, Suite 300 Milwaukee, Wisconsin (Address of principal executive offices)	53204 (Zip Code)

(414) 643-3739
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The Registrant is filing this Current Report on Form 8-K to furnish the press release of Rexnord Corporation (the “Company”) dated April 26, 2016, regarding certain preliminary financial results and estimates for the fourth quarter of fiscal year 2016 and full year, which is attached hereto as Exhibit 99.1. The information in this Item, including Exhibit 99.1, is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 2.06.	Material Impairments.

In connection with the Company's fourth quarter decision to exit a product line within its Water Management platform sold under the Rodney Hunt® Fontaine® ("RHF") tradename, as discussed in the press release attached as Exhibit 99.1, and its preparation of financial statements for the quarter and year ended March 31, 2016, on April 26, 2016, the Company determined that a non-cash impairment charge of approximately $13.6 million would be taken in the fourth quarter of fiscal 2016. Of that amount, approximately $10.9 million relates to RHF tradename and other intangible assets and approximately $2.7 million is associated with property and equipment.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release dated April 26, 2016

This exhibit is furnished pursuant to Item 2.02 and shall not be deemed to be “filed.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Rexnord Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 26th day of April 2016.

REXNORD CORPORATION

By:	/S/ Mark W. Peterson
Name:	Mark W. Peterson
Title:	Senior Vice President and Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description
99.1	Press Release dated April 26, 2016